EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders
of Health Net, Inc.
Woodland Hills, California

        We consent to the incorporation by reference in Registration Statements on Forms S-8 No. 333-68387, No. 333-48969, No. 333-35193, No. 333-24621, No. 33-74780, No. 33-90976 of our report dated June 21, 2002, appearing in this Annual Report on Form 11-K of the Health Net, Inc. 401(k) Savings Plan for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP Los Angeles, California June 25, 2002